DARLEHENSVERTRAG

zwischen

Swissphone Wireless AG, Fälmisstrasse 21, 8833 Samstagern

nachfolgend "**Darlehensgeberin**" genannt

und

Swissphone Carrier AG, Fälmisstrasse 21, 8833 Samstagern

nachfolgend "**Darlehensnehmerin**" genannt
gemeinsam die "**Parteien**" genannt

1. PRÄAMBEL

Die Darlehensgeberin hält 100% der Aktien an der Darlehensnehmerin.

Die Darlehensgeberin gewährt der Darlehensnehmerin ein Darlehen in der Höhe von CHF 2'057'467.00 zur Finanzierung ihrer Projekte.

Vor diesem Hintergrund vereinbaren die Parteien was folgt:

2. DARLEHENSGEWÄHRUNG

Die Darlehensgeberin gewährt der Darlehensnehmerin ein Darlehen in der Höhe von CHF 2'057'467.00 ("**Darlehen**").

3. AUSZAHLUNG

Das Darlehen wurde der Darlehensnehmerin bereits ausbezahlt.

4. ZINS UND AMORTISATION

Das Darlehen wird wie folgt verzinst:

- Fester Zinssatz: ...% p.a., zahlbar jährlich per 31. Dezember auf ein von der Darlehensgeberin zu bezeichnendes Konto.

Es sind keine Amortisationszahlungen zu leisten.

5. LAUFZEIT | TILGUNG | KÜNDIGUNG

Das Darlehen hat eine unbestimmte Laufzeit und kann jederzeit unter Einhaltung einer sechsmonatigen Kündigungsfrist jeweils auf den 30. Juni oder 31. Dezember gekündigt werden.

Die Darlehensnehmerin hat jedoch das Recht, das Darlehen jederzeit vorzeitig zurückzubezahlen.

6. RANGRÜCKTRITT

Die Forderung der Darlehensgeberin im Gesamtbetrag von CHF 2'057'467.00 wird gegenüber allen bereits bestehenden und zukünftig entstehenden Forderungen gegen die Darlehensnehmerin im Rang zurückgestellt: Für den Fall der Konkurseröffnung (Art. 175, Art. 192 SchKG) und für den Fall der Bestätigung eines Nachlassvertrages mit Vermögensabtretung (Art. 317 SchKG) verzichtet die Darlehensgeberin auf die genannte Forderung in dem Umfang, in dem das Verwertungsergebnis zur vollen Befriedigung der übrigen Gesellschaftsgläubiger und zur Deckung allfälliger Liquidations-, Stundungs- oder Konkurskosten benötigt wird.

Diese Vereinbarung über den Rangrücktritt kann durch die Parteien nur aufgehoben werden,

- wenn sich aus einer im Sinne der Schweizer Prüfungsstandards geprüften (Zwischen-)Bilanz ergibt, dass unter Berücksichtigung aller im Rang zurückgestellten Forderungen sämtliche Verbindlichkeiten der Darlehensnehmerin durch Aktiven gedeckt sind; wird die Gesellschaft ordentlich geprüft, so genügt es, wenn dazu ein zusammenfassender Bericht der Revisionsstelle ohne Erwähnung von Art. 725 Abs. 2 OR vorliegt; oder
- wenn die vorliegende Vereinbarung über den Rangrücktritt durch einen anderen in Höhe und Ausgestaltung genügenden Rangrücktritt ersetzt wird.

7. MITTEILUNGEN

Alle Benachrichtigungen und Erklärungen betreffend diesen Vertrag haben schriftlich zu erfolgen.

8. SALVATORISCHE KLAUSEL

Sollten einzelne Bestimmungen dieses Vertrages ganz oder teilweise unwirksam sein oder ihre Rechtswirksamkeit später verlieren, so wird dadurch die Rechtswirksamkeit der übrigen Bestimmungen dieses Vertrages nicht berührt. Die unwirksame Bestimmung ist durch eine andere wirksame Regelung zu ersetzen, die den mit der unwirksamen Bestimmung angestrebten wirtschaftlichen Erfolg soweit wie möglich erreicht.

9. VERTRAGSANPASSUNGEN

Alle Änderungen zu diesem Vertrag bedürfen der Schriftform und müssen von den Parteien oder deren Rechtsnachfolgern rechtsgültig unterzeichnet sein, was auch für die Änderung der vorliegenden Ziffer 9 gilt.

10. GERICHTSSTAND UND ANWENDBARES RECHT

Für Streitigkeiten in Zusammenhang mit diesem Vertrag, einschliesslich Streitigkeiten über dessen Abschluss, bindende Wirkung, Änderung und Beendigung. sind ausschliesslich die Gerichte der Stadt Zürich (Zürich 1), Schweiz, zuständig.

Dieser Vertrag unterliegt materiellem schweizerischem Recht unter Ausschluss des Kollisionsrechts und internationaler Abkommen, insbesondere des Übereinkommens der Vereinten Nationen über Verträge über den internationalen Warenkauf vom 11. April 1980.

Samstagern, 23/10/2018
Ort, Datum

Die Darlehensgeberin:

Swissphone Wireless AG

Helmut Köchler

Angelo Saccoccia

Samstagern 23/10/2018
Ort, Datum

Die Darlehensnehmerin:

Swissphone Carrier AG

Robert Schumacher

Michael Köchler